UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2017

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item      5.07      Submission of Matters to a Vote of Security Holders

 (a)          An Annual Meeting of Shareholders (the "Annual Meeting") of Home Federal Bancorp, Inc. of Louisiana ("Home Federal Bancorp") was held on November 8, 2017.

 (b)         There were 1,927,053 shares of common stock of Home Federal Bancorp eligible to be voted at the Annual Meeting and 1,414,896 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1. Election of directors for a three-year term.

	Number of Votes
Name of Nominees	FOR	WITHHELD	BROKER NON-VOTES
Mark M. Harrison	947,561	21,115	446,220
Woodus K. Humphrey	926,901	41,775	446,220
Timothy W. Wilhite	929,044	39,632	446,200

2.	To ratify the appointment of LaPorte, A Professional Accounting Corporation, as Home Federal Bancorp's independent registered public accounting firm for the year ending June 30, 2018.

FOR	AGAINST	ABSTAIN
1,326,889	81,936	6,071

Each of the nominees was elected as director and the proposal to ratify the appointment of Home Federal Bancorp's independent registered public accounting firm for the year ending June 30, 2018, were adopted by the shareholders of Home Federal Bancorp at the Annual Meeting.

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: November 8, 2017	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Treasurer

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